UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)
of The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): February 11, 2022

SHELTER ACQUISITION CORPORATION I

(Exact name of registrant as specified in its charter)

Delaware	001-40567	86-1273121
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Midland Street #1726 Quogue, New York	11959
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 553-2164

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-half of one redeemable warrant	SHQAU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units	SHQA	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SHQAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of its financial statements as of and for the quarterly period ended September 30, 2021, Shelter Acquisition Corporation I (the “Company”) reevaluated the classification of its Class A common stock, par value $0.0001 per share (the “Public Shares”), issued as part of the units sold in the Company’s initial public offering (the “Initial Public Offering”) on July 2, 2021, and concluded that it is appropriate to restate the presentation of the Public Shares subject to possible redemption to reflect all Public Shares as temporary equity. The Company previously recorded the Public Shares subject to possible redemption to be equal to the redemption value of such shares, while also taking into consideration the requirement in the Company’s amended and restated certificate of incorporation that redemptions cannot result in net tangible assets falling below $5,000,001 (the “Minimum Net Tangible Assets Requirement”). The Company had therefore recorded a portion of the Public Shares as permanent equity. Upon further evaluation, the Company has determined that the Public Shares include certain redemption features that are not solely within the control of the Company. Under Accounting Standards Codification 480-10-S99, Distinguishing Liabilities from Equity, redemption provisions not solely within the control of the Company require Public Shares subject to redemption to be classified as temporary equity, regardless of the Minimum Net Tangible Assets Requirement. This reclassification of equity was reflected in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 12, 2021 as a revision and not a restatement.

On February 11, 2022, the audit committee of the board of directors of the Company (the “Audit Committee”) concluded, after discussion with the Company’s management, that the Company’s previously issued audited balance sheet as of July 2, 2021 included in the Company’s Form 8-K filed on July 12, 2021 (the “Original 8-K”) should no longer be relied upon. The Company plans to amend the Original 8-K to file the restated audited balance sheet as of July 2, 2021.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the Initial Public Offering (the “Trust Account”).

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2021, to be filed with the SEC.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum, LLP, the Company’s independent registered public accounting firm.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the impact of the Company’s restatement of certain historical financial statements, the Company’s cash position and cash held in the Trust Account and any proposed remediation measures with respect to identified material weaknesses. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2022	SHELTER ACQUISITION CORPORATION I

	By:	/s/ Danion Fielding
	Name:	Danion Fielding
	Title:	Chief Financial Officer

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